Exhibit 10.2

IDACORP, Inc.

Executive Incentive Plan

NEO Award Opportunity Chart

Name	Title	Threshold ($)	Target ($)	Maximum ($)

J. LaMont Keen	President and Chief Executive Officer, IDACORP and Idaho Power	150,000	300,000	600,000
Darrel T. Anderson	Senior Vice President - Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	62,000	124,000	248,000
James C. Miller	Senior Vice President ‑ Power Supply, Idaho Power	51,625	103,250	206,500
Thomas R. Saldin	Senior Vice President, General Counsel and Secretary, IDACORP and Idaho Power	49,875	99,750	199,500